Exhibit 99.8

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED APRIL      , 2021 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROARDRIDGE CORPORATE ISSUER SOLUTIONS, THE INFORMATION AGENT, BY CALLING (888) 789-8409 (TOLL FREE) OR (720) 414-6898 (INTERNATIONAL).

ON TRACK INNOVATIONS LTD.

Incorporated under the laws of the State of Israel

NON-TRANSFEREBLE SUBSCRIPTION RIGHTS STATEMENT

Evidencing Non-Transferable Subscription Rights to purchase ordinary shares of On Track Innovations Ltd.

Subscription Price: $0.174 per share.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN
TIME, ON        , 2021 (THE “EXPIRATION DATE”)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable Subscription Rights (“Rights”) set forth above. The Rights entitle the holder hereof to subscribe for and purchase ordinary shares of On Tack Innovations Ltd. (the “Company”), par value NIS 0.10 (the “Ordinary Shares”), at a subscription price per ordinary share equal to $0.174 (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.

Each Right includes a subscription right. Under the subscription right, for each Ordinary Share owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase [_____] Ordinary Shares.

The Rights represented by this Subscription Rights Statement may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Ordinary Share in accordance with the instructions contained herein.

This Non-Transferable Subscription Rights Statement is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent. Witness the seal of the Company and the signatures of its fully authorized officers.

DATED: April [__], 2021

Chief Executive Officer	Chief Financial Officer

DELIVARY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS STATEMENT

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivered by hand or overnight courier: Braodridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	If delivered by mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

PLEASE PRING ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Ordinary Shares pursuant to your subscription right, please complete lines (a) and (b) and sign in part (c). if you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional Ordinary Shares resulting from the exercise of the subscription right will be eliminated by rounding down to the nearest whole number, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a)	EXERCISE OF SUBSCRIPTION RIGHT:

(i) Basic Subscription Right:

I exercise		X		=		X	$0.174	=	$
	(Up to No. of shares owned)	X	(ratio)	=	(No. of Basic Subscription Rights Subscribed For)	X	(Subscription Price)	=	(Amount Enclosed)

(ii) Over-Subscription Right: if you fully exercise your Basic Subscription Right above, and wish to subscribe for additional shares, you may exercise your Over-Subscription Right below.

I exercise		X	$0.174	=	$
	(No. of Over-Subscription Rights Subscribed For)	X	(Subscription Price)	=	(Amount Enclosed)

(b)	PAYMENT:

Amount Enclosed
Basic Subscription Right:	$	☐ Check of bank draft drawn on a U.S. bank, or postal or express money order payable to Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.

Over-Subcription Right:	$	☐ Wire Transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.

Total Amount Enclosed:	$

Method of Payment: All payments must be made in U.S. dollars by wire transfer of funds, U.S. Postal money order or cashier’s, certified, or uncertified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for On Track Innovations Ltd.)”. The Subscription Agent will not accept payment by any other means.

(c)	SIGNATURE(S):

TO SIBSCRIBE: I acknowledge that I have received the Prospecturs for the rights offering and I hereby irrevocably subscribe for the number of Ordinary Shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the Ordinary Shares for which I have subscribed, On Track Innovations Ltd. may exercise its legal remedies against me.

This form must be signed by the registered holder(s) exectly as their name(s) apprea(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s) of Subscriber(s)	Date	Daytime Telephone Number(s)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please pring). See the instructions.

Name(s)	Full Title	Taxpayer ID # or Social Security #	Date

SECTION 2 – SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a) To be completed ONLY if the book-entry representing the Ordinary Share is to be issued in a name other than that of the registered holder (see the instructions)

DO NOT FORGER TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print full name: ____________________

Print full address: ____________________

Taxpayer ID # or

Social Security #: ____________________

(b) To be completed ONLY if the book-entry representing the Ordinary Share is to be issued to an address other than that shown on the front of this statement (see the instructions)

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print full name: ____________________

Print full address: ____________________

Taxpayer ID # or

Social Security #: ____________________

Signature Guaranteed:
(Name of Bank or Form)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (Bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS STATEMENT, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, AT (888) 789-8409 (TOLL FREE) OR (720) 414-6898 (INTERNATIONAL). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON , AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS STATEMENT IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPED FROM REGISTRATION OR QUALIFICATION ONLY UNDER FERERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENT OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.